Exhibit 99.1
Sunwin Receives ISO 22000, ISO 9001:2008 and HACCP
Integrated Systems Certifications

These certifications represent an important step forward while introducing its Sunwin Stevia™ Extracts to the North American and European food and beverage industry

Qufu, China, March 29, 2011 – Sunwin International Neutraceuticals, Inc. (OTCBB: SUWN), one of the top global providers of high quality stevia extracts including Rebaudioside A 98, announced that its high grade stevia production facilities have received ISO 22000 and ISO 9001:2008 integrated process and systems certifications in addition to HACCP (Hazard Analysis and Critical Control Points) certification from SGS for its stevia production facility Qufu, China.SGS is the world’s leading inspection, verification, testing and certification company.

ISO 22000 Certification covers all the processes along the food chain that deal directly or indirectly with the end product being consumed.  It confirms that Sunwin follows the requirements for food safety management systems by incorporating all the elements of Good Manufacturing Practices (GMP) and Hazard Analysis Critical Control Points (HACCP) together with a comprehensive management system.  Sunwin is one of only two stevia manufacturers to obtain this high certification.  ISO 9001:2008 Certification demonstrates that Sunwin follows the most internationally recognized Quality Management Principles.  HACCP Certification is an international principle defining the requirements for effective control of food safety.  HACCP compliance and certification helps Sunwin focus on the hazards that affect food safety and hygiene and systematically identify them by setting up control limits at critical points during the food production process.  By achieving these high level certifications, Sunwin has further demonstrated their commitment to quality, safety and continuous improvement.

The certifications mark another significant milestone for Sunwin as it aggressively markets a variety of Sunwin Stevia™ Extracts and formulations developed in conjunction with its partner WILD Flavors, Inc. (“WILD Flavors”). Over the course of the past fiscal year Sunwin has shifted its focus from its traditional bulk stevia sales toward the production of a variety of stevia extracts for its launch into the North American markets in partnership with WILD Flavors.    Management believes this move has positioned the company for rapid expansion as it heads into 2011.  These certifications, coupled with its FDA GRAS affirmations for five different Sunwin Stevia™ Extracts, place Sunwin and WILD Flavors at the forefront of this industry with a wider array of stevia options than any of their competitors.

Commenting on the certifications, Dongdong Lin, CEO of Sunwin stated, “We are pleased to have received the HACCP integrated systems and ISO certifications.  These achievements are recognized internationally and these certifications attest to Sunwin’s commitment to high quality stevia products and enhance our company’s credibility with our current and potential clients as we aggressively enter new markets around the world.”

About Sunwin International Neutraceuticals, Inc.

Sunwin International Neutraceuticals, Inc. engages in the areas of essential traditional Chinese medicine and zero calorie natural sweeteners (Sunwin Stevia™ Extracts). As an industry leader in agricultural processing, Sunwin has built an integrated global firm with the sourcing and production capabilities to meet the needs of consumers throughout the world.  For more info about Sunwin, please visit http://www.sunwininternational.com.

About WILD Flavors, Inc.

WILD Flavors, Inc. based in Erlanger, Kentucky, is one of the world's leading privately-owned manufacturers of natural ingredients for the food and beverage industry. WILD Flavors, Inc. provides specific flavors, colors, and ingredients as well as innovative and great tasting concepts through application expertise and technological advancements. For more information about WILD, please visit: www.wildflavors.com.

Safe Harbor Statement

Sunwin International Neutraceuticals, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our guidance and expectations regarding revenues, net income and earnings.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2010.

CONTACT:
Company:  Investors:
Jeff Reynolds Richard Galterio
President & CEO 732-642-7770
Sunwin USA, LLC
972-377-2339